UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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WL ROSS HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WL ROSS HOLDING CORP.

1166 Avenue of the Americas,

New York, New York 10036

PROXY STATEMENT REVISION FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO

BE HELD JUNE 6, 2016

On May 9, 2016, WL Ross Holding Corp. (the “Company”) filed and commenced mailing its definitive proxy statement (the “Proxy Statement”) related to the special meeting of stockholders to be held on June 6, 2016, to consider and vote upon, among other things, the approval of its previously announced proposed business combination with Nexeo Solutions Holdings, LLC (the “Business Combination” and such proposal, “Business Combination Proposal”) and on May 18, 2016, the Company filed a revision to the Proxy Statement (the “First Proxy Revision”) to remove the affirmative voting requirement on stockholders in order to exercise their redemption rights.

The purpose of this revision to the Proxy Statement (this “Proxy Revision”) is to amend and supplement certain information present in the section entitled, “Proposal No. 12—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange” (“Proposal No. 12”) and a related question and answer in the Proxy Statement. In Proposal No. 12, the Company disclosed that stockholder approval is needed in order to comply with NASDAQ Listing Rules 5635(a) and (d). NASDAQ Listing Rule 5635(b) requires stockholder approval where the issuance of securities will result in a change of control. Due to the issuance of shares of the Company’s common stock in the Business Combination to the selling equityholders of Nexeo Solutions, LLC (“Selling Equityholders”) and the Company’s entry into the Subscription Agreement, dated May 23, 2016, by and among the Company, the Company’s sponsor, WL Ross Sponsor LLC, and First Pacific Advisors, LLC, on behalf of its clients (“FPA”), one or both of such issuances may result in Selling Equityholders and FPA beneficially owning 20% or more of the outstanding shares of the Company’s common stock. As a result, it is possible that such issuances to Selling Equityholders and FPA may be deemed a change of control under NASDAQ Listing Rule 5635(b).

This Proxy Revision amends the disclosure to add NASDAQ Listing Rule 5635(b) as an additional reason why the Company needs stockholder approval in order to comply with the NASDAQ Listing Rules and to supplementally disclose that the issuances of shares of the Company’s common stock to Selling Equityholders and FPA may be deemed a change of control under such rule.

Set forth below is the revised Proposal No. 12 (the “Revised Proposal No. 12”) and a related question and answer that is amended and supplemented by this Proxy Revision. Other than the amendment and supplemental disclosures contained in this Proxy Revision, all information set forth in the Proxy Statement and the First Proxy Revision remain accurate and should be considered in casting your vote in person or by proxy at the special meeting of the stockholders to be held on June 6, 2016. Capitalized terms used but not otherwise defined in this Proxy Revision have the meanings ascribed to them in the Proxy Statement. To the extent the information herein differs from or updates information contained in the Proxy Statement or the First Proxy Revision, the information herein is more current. You may access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.

This Proxy Revision is dated May 26, 2016.

This Proxy Revision should be read in conjunction with the Proxy Statement and the First Proxy Revision, which should be read carefully and in their entirety.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this Proxy Revision is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 100 of the Proxy Statement.

Q:	Why is the Company proposing the NASDAQ Proposal?

A:	We are proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities and where the issuances of securities will result in a change of control. In connection with the PIPE Investment we expect to issue up to 22.5 million shares of Common Stock, in connection with the Private Placement Warrant Exchange, we may issue 2.24 million newly issued shares of Common Stock, and in connection with the Mergers, we may issue up to 29,819,329 shares of Common Stock as Stock Consideration. Because we may issue 20% or more of our outstanding Common Stock when considering together the PIPE Investment, Stock Consideration and Private Placement Warrant Exchange, and such issuances may result in Selling Equityholders and/or an investor in the PIPE Investment beneficially owning 20% or more of the outstanding shares of Common Stock, which NASDAQ may deem to be a change of control, we are required to obtain stockholder approval of such issuance pursuant to NASDAQ Listing Rules 5635(a), (b) and (d). It is also a condition in the Merger Agreement. For more information, see the section entitled “Proposal No. 12 — Approval of the Issuance of more than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange”.

Revised Proposal No. 12

PROPOSAL NO. 12 — APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF
THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION, PIPE INVESTMENT AND PRIVATE PLACEMENT WARRANT EXCHANGE

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to Selling Equityholders in connection with the Business Combination will consist of the Stock Consideration, a number of newly issued shares of Common Stock calculated by dividing (i) the excess of (x) the Aggregate Purchase Price over (y) the Cash Consideration, by (ii) a per share issue price of $10.00. Pursuant to the SHRRA, our Sponsor and TPG will be bound by certain transfer restrictions on their Common Stock for the six months following the closing of the Business Combination, and then, subject to any permitted underwritten offerings and other permitted transfers, through the earlier of twelve months following the closing of the Business Combination or such time as our Sponsor and TPG, collectively, no longer hold 50% of their initial ownership of Common Stock. Pursuant to the SHRRA, our Sponsor and TPG will also be entitled to certain registration rights with respect to our Common Stock. For more information on the Shareholders’ and Registration Rights Agreement see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — The Shareholders’ and Registration Rights Agreement”.

Substantially concurrently with the execution of the Merger Agreement, we entered into the Warrant Exchange Agreement with our Sponsor and TPG, which provides for the exchange of all 22,400,000 warrants issued in a private placement to our Sponsor at the time of our IPO in exchange for shares of Common Stock at an exchange ratio of 0.10 shares of Common Stock for each private placement warrant for a total of 2,240,000 shares of Common Stock. The Private Placement Warrant Exchange is contingent upon and will occur substantially concurrently with the consummation of the Business Combination. The purpose of the Private Placement Warrant Exchange is to reduce the potential market overhang on the trading of our Common Stock created by the significant number of outstanding private placement warrants and the potential dilution to the holders of our Common Stock that may result from the exercise of the private placement warrants. Pursuant to the Warrant Exchange Agreement, the Common Stock received by our Sponsor and Selling Equityholders in the Private Placement Warrant Exchange will be subject to certain transfer restrictions set forth in the SHRRA, the Founder Shares will be subject to forfeiture as set forth in the Transfer Letter, and our Sponsor and Selling Equityholders will be entitled to certain registration rights set forth in the SHRRA and the Transfer Letter.

In connection with the Business Combination, the Company also intends to issue up to 22.5 million shares of Common Stock in a private placement at $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, potentially including WL Ross & Co. LLC, for gross proceeds to the Company of up to $225 million. Investors in the PIPE Investment will be entitled to certain customary registration rights, including the filing of a resale shelf registration statement within 15 business days after the consummation of the Mergers.

The Company entered into a subscription agreement, dated May 23, 2016, with First Pacific Advisors, on behalf of certain clients, which we collectively refer to as “FPA” and which subscription agreement we refer to as the “FPA Subscription Agreement”, pursuant to which FPA has agreed to purchase up to 18.26 million shares of Common Stock on a private placement basis at $10 per share, or $182.6 million, immediately prior to the closing of the Business Combination. Pursuant to the FPA Subscription Agreement, our sponsor has also agreed to transfer to (i) FPA 2,509,819 Founder Shares and (ii) a Delaware limited liability company to be formed by our Sponsor and which FPA will beneficially own a 99.9% economic interest, an additional 1,256,166 Founder Shares and 225,533 shares of Common Stock issued in connection with the Private Placement Warrant Exchange. FPA will not be entitled to any seats on the board of directors of the Company as the result of its investment. Pursuant to a registration rights agreement that the Company has entered into with FPA, the Company has agreed to provide certain registration rights, including the right for holders of the shares sold in the private placement to initiate two underwritten offerings and shelf and piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations.

The share issuances under the FPA Subscription Agreement, when taking into account the number of shares of Common Stock that may be issued by the Company in the future to fund the Deferred Cash Consideration payable to Selling Equityholders, will not result in any dilution to the public stockholders of the Company. FPA has informed us that as of May 25, 2016, it beneficially owned approximately 3.35% of the outstanding shares of Common Stock. As of the closing of the transactions contemplated by the FPA Subscription Agreement, assuming a maximum redemption scenario, FPA may beneficially own approximately 24.64% of the outstanding shares of Common Stock.

The Company entered into a subscription agreement, dated May 9, 2016, with Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio, which funds we collectively refer to as “Fidelity” and which subscription agreement we refer to as the “Fidelity Subscription Agreement”, pursuant to which Fidelity has agreed to purchase up to approximately 3.86 million shares, or $38.6 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

The Company entered into a subscription agreement, dated May 6, 2016, with MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series, which funds we collectively refer to as “MFS” and which subscription agreement we refer to as the “MFS Subscription Agreement” and, together with the Fidelity Subscription Agreement, the “Subscription Agreements”, pursuant to which MFS has agreed to purchase up to approximately 0.37 million shares, or $3.7 million, of shares of Common Stock on a private placement basis immediately prior to the closing of the Business Combination.

Pursuant to the Subscription Agreements, the Company has agreed to register the shares sold in the private placement under the Securities Act by filing with the SEC a registration statement registering the resale of such shares by Fidelity and MFS, subject to customary terms and conditions.

The terms of the Stock Consideration, Private Placement Warrant Exchange and PIPE Investment are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the Warrant Exchange Agreement, which is attached as Annex E hereto, and the Shareholders’ and Registration Rights Agreement, which is attached as Annex H hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with NASDAQ Listing Rules 5635(a), (b) and (d).

Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the private placement of Common Stock in connection with the Business Combination, PIPE Investment and Private Placement Warrant Exchange.

Under NASDAQ Listing Rule 5635(b), stockholder approval is required where the issuance of securities will result in a change of control. We currently have 62,531,250 shares of Common Stock outstanding. We intend to issue up to 18,260,000 shares of Common Stock to FPA and, assuming a maximum redemption scenario, we may issue approximately 29,819,329 shares of Common Stock to Selling Equityholders. Because the issuances to FPA and Selling Equityholders may result in FPA and/or Selling Equityholders beneficially owning 20% or more of the outstanding shares of Common Stock, it is possible that such issuances may be deemed a change of control, so we are seeking approval of our stockholders under NASDAQ Listing Rule 5635(b).

Under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance. It is also a condition of the Merger Agreement.

Effect of Proposal on Current Stockholders

If the NASDAQ Proposal is adopted, up to an aggregate of 24,740,000 shares of Common Stock of the Company may be issued in connection with the PIPE Investment and the Private Placement Warrant Exchange, in addition to the shares of Company Common Stock issued as Stock Consideration (which we expect to be 29,819,329), representing up to 87.3% of the shares of our Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the special meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE STOCK CONSIDERATION TO BE ISSUED IN THE BUSINESS COMBINATION, PIPE INVESTMENT AND

PRIVATE PLACEMENT WARRANT EXCHANGE.

Additional Information about the Business Combination

In connection with the proposed Business Combination and other matters, the Company has filed a proxy statement with the SEC on May 9, 2016 and, on May 9, 2016 commenced mailing the definitive proxy statement and other relevant documents to its stockholders as of the May 5, 2016 record date for the special meeting, and filed a revision to the proxy statement with the SEC on May 18, 2016. Investors and security holders of the Company are advised to read the definitive proxy statement and other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed Business Combination, among other matters, because the definitive proxy contains important information about the proposed Business Combination and the parties to the proposed Business Combination. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: WL Ross Holding Corp., c/o WL Ross & Co. LLC, 1166 Avenue of the Americas, 25th Floor, New York, New York 10036, e-mail: WLRHolding@wlross.com, Attn: Tony Reina (Legal Department).

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow & Co., LLC at:  Morrow & Co., LLC, 470 West Avenue, 3rd Floor, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: WLRoss.info@morrowco.com.

Participants in the Solicitation

The Company, Nexeo Solutions Holdings, LLC, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Business Combination, and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement for the proposed Business Combination, which has been filed with the SEC. Information concerning the interests of the Company’s and Nexeo Solutions Holdings, LLC’s participants in the solicitation, which may, in some cases, be different than those of the Company’s and Nexeo Solutions Holdings, LLC’s stockholders generally, is also set forth in the definitive proxy statement relating to the proposed Business Combination.